Exhibit h.13.a

AMENDMENT AND JOINDER
TO PARTICIPATION AGREEMENT

This Amendment and Joinder is entered into as of July 19 , 2021 by and among Symetra Life Insurance Company (the “Company”), a Washington life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the “Account”); VIRTUS VARIABLE INSURANCE TRUST (“VVIT”) and THE MERGER FUND VL (“TMFVL”), each a Delaware statutory trust (each of VVIT and TMFVL, the “Fund”), and VP DISTRIBUTORS, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the Company, VVIT and the Distributor have entered into a Participation Agreement dated as of April 2013 (the “Agreement”) which, as of the date hereof, remains in full force and effect; and

WHEREAS, the Agreement provides that the Company may invest assets of the Account in series of VVIT as set forth therein; and

WHEREAS, the Distributor anticipates becoming the distributor for TMFVL, effective on a future date; and

WHEREAS, the parties desire to update the Agreement to provide that the Company may invest assets of the Account in shares of TMFVL in the same manner and in accordance with the same terms as set forth in the Agreement, effective upon the date on which the Distributor becomes the distributor of TMFVL (the “Effective Date”); and

WHEREAS, Section 11.8 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the parties;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1.   Upon the Effective Date, TMFVL shall become a party to, and be bound by, the terms of the Agreement in the same manner as if it were an original signatory to the Agreement, with such amendments as are set forth in this Amendment and Joinder. From and after the Effective Date, all references to the “Fund” in the Agreement shall include TMFVL as appropriate, and all references to the “Portfolios” and the “Designated Portfolios” in the Agreement shall include TMFVL as appropriate (due to the fact that TMFVL is structured as a single fund rather than a series trust).

2.   Upon the Effective Date, Schedule A to the Agreement shall be replaced in its entirety with the Schedule A attached hereto.

3.   The addresses for notices under the Agreement for each Fund and the Distributor are hereby amended to the following:

If to the Fund:	[Name of Fund] c/o Virtus Investment Partners One Financial Plaza Hartford, CT 06103 Attention: Counsel

If to Distributor:	VP Distributors, LLC c/o Virtus Investment Partners One Financial Plaza Hartford, CT 06103 Attention: Counsel

4.   In all other respects, the Agreement shall remain unchanged and in full force and effect.

5.   This Amendment may be executed in two or more counterparts, which may be executed and/or exchanged electronically, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date first set forth above.

SYMETRA LIFE INSURANCE COMPANY	VP DISTRIBUTORS, LLC

By:	/s/ Jon Stenberg	By:	/s/ Heidi Griswold

Name:	Jon S. Stenberg	Name:	Heidi Griswold

Title:	Executive Vice President	Title:	Vice President, Mutual Fund Services

VIRTUS VARIABLE INSURANCE TRUST	THE MERGER FUND VL

By:	/s/ Heidi Griswold	By:	/s/ Christopher Colomb

Name:	Heidi Griswold	Name:	Christopher Colomb

Title:	Vice President	Title:	Principal Financial Officer

SCHEDULE A

The term “Designated Portfolio” of the Fund will include any Portfolio of a Fund (as listed below) as well as any Portfolio of a Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof, in the specified class or classes, if applicable.

Fund:

Virtus Variable Insurance Trust

Portfolios:

Virtus Duff & Phelps Real Estate Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Equity Income Series

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series

Virtus SGA International Growth Series

Virtus Strategic Allocation Series

Fund:

The Merger Fund VL

Segregated Asset Accounts:

Symetra Resource Variable Account B

Symetra Separate Account VL (unregistered)

Contracts:

Symetra True Variable Annuity

Symetra Variable Corporate Owned Life Insurance